Exhibit 1

Transactions in Securities of the Issuer During the Past 60 Days

Nature of the Transaction	Securities Acquired/(Disposed)	Price Per Security ($)	Date of Transaction

DANIEL S. FARB

Sale of Common Stock	(2,500)	10.2556	08/04/2025
Sale of Common Stock	(3,000)	10.0000	08/04/2025
Sale of Common Stock	(3,000)	10.0301	08/04/2025
Sale of Common Stock	(3,000)	10.1000	08/04/2025
Sale of Common Stock	(3,000)	10.1175	08/04/2025
Sale of Common Stock	(3,000)	10.2028	08/04/2025
Short Sale of Common Stock	(1,000)	11.3594	08/04/2025
Short Sale of Common Stock	(3,520)	11.1549	08/04/2025
Purchase to Cover Short Sale of Common Stock	1,000	11.2456	08/04/2025
Purchase to Cover Short Sale of Common Stock	3,520	11.1814	08/04/2025
Purchase of Common Stock	1,000	9.0000	08/07/2025
Purchase of Common Stock	500	8.9200	08/07/2025
Purchase of Common Stock	2,000	9.3670	08/11/2025
Purchase of Common Stock	500	9.6000	08/11/2025
Sale of Common Stock	(1,000)	9.3000	08/21/2025
Sale of Common Stock	(364)	9.1000	08/21/2025
Sale of Common Stock	(300)	9.3100	08/21/2025
Sale of Common Stock	(300)	9.2100	08/21/2025
Sale of Common Stock	(30)	9.4100	08/21/2025
Sale of Common Stock	(3)	9.5000	08/21/2025
Sale of Common Stock	(1)	9.5800	08/21/2025
Sale of Common Stock	(1)	9.4000	08/21/2025
Sale of Common Stock	(1)	9.3000	08/21/2025
Sale of Common Stock	(1,900)	9.3241	08/21/2025
Sale of Common Stock	(5,000)	9.5000	08/22/2025
Sale of Common Stock	(5,000)	9.2500	08/22/2025
Sale of Common Stock	(923)	9.5663	08/25/2025
Sale of Common Stock	(2,794)	9.3000	08/25/2025
Sale of Common Stock	(2,577)	10.1718	08/25/2025
Purchase of Common Stock	12,371	9.0047	08/25/2025
Purchase of Common Stock	9,749	8.9670	08/26/2025
Purchase of Common Stock	462	8.9200	09/02/2025
Sale of Common Stock	(16,949)	6.9923	09/03/2025
Purchase of Common Stock	13,418	8.3744	09/03/2025
Sale of Common Stock	(19,051)	6.1405	09/04/2025
Purchase of Common Stock	9,831	4.4396	09/04/2025
Purchase of Common Stock	26,169	4.5172	09/05/2025
Purchase of Common Stock	36,000	4.5353	09/08/2025
Sale of Common Stock	(2,000)	4.9272	09/10/2025
Purchase of Common Stock	3,000	4.7585	09/10/2025
Purchase of Common Stock	62,800	5.5040	09/12/2025
Purchase of Common Stock	1,800	5.2800	09/15/2025
Purchase of Common Stock	200	5.2500	09/15/2025
Purchase of Common Stock	10,000	5.2600	09/15/2025
Purchase of Common Stock	1,000	5.1820	09/17/2025
Purchase of Common Stock	4,000	5.2007	09/17/2025